UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 28, 2017 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St. Bellevue, WA		98004 (Zip Code)
(425) 318-3888 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Definitive Agreement

On June 28, 2017, DigitalTown, Inc., a Minnesota corporation (the “Company” or “DGTW”) entered into an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) with Comencia, Inc., a Washington corporation (“Comencia”), and the Shareholders of Commencia (the “Commencia Shareholders”).  Pursuant to the Share Exchange Agreement, the Company will acquire Six Million Two Hundred Seven Thousand Two Hundred Forty (6,207,240) shares of Comencia, representing 100% of the issued and outstanding equity of Comencia, from the Comencia shareholders (the “Comencia Shares”) and in exchange the Company shall issue to DGTW an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of previously unissued Company common stock.  As a result of the Share Exchange Agreement, Comencia shall become a wholly-owned subsidiary of the Company.  The Share Exchange Agreement contains customary representations and warranties.

The foregoing description of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Section 9 Exhibits and Financial Statements

Item 9.01 Exhibits

Exhibit 10.1

Agreement and Plan of Share Exchange

SIGNATURES

Dated: June 30, 2017	DIGITALTOWN, INC

	By:	/s/ Robert W. Monster
Robert W. Monster, CEO